Exhibit 2.4

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

This FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”) is made and entered into on April 25, 2011 by and between RLJ Lodging Trust, a Maryland real estate investment trust (“New REIT”), and RLJ Development LLC, a Delaware limited liability company (“RLJ Development”).

RECITALS

A.            New REIT and RLJ Development are parties to that certain Contribution Agreement entered into on February 1, 2011 (the “Contribution Agreement”).

B.            New REIT and RLJ Development desire to amend the Contribution Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

Section 1.1             Amendment to Contribution Agreement.

(a)           Recital G of the Contribution Agreement is deleted in its entirety and replaced with the following:

“G.          The Aggregate Funds and RLJ Development have determined that it is in their respective best interests (i) that RLJ Development contribute substantially all of its assets to New REIT or New REIT’s designee in exchange for limited partnership units (the ‘OP Units’) in RLJ Lodging Trust, L.P., a Delaware limited partnership and a wholly owned subsidiary of New REIT (the ‘Operating Partnership’), on the terms and subject to the conditions set forth herein; (ii) that the Fund II Funds be merged with and into New REIT on the terms and subject to the conditions set forth in the applicable merger agreement, with New REIT surviving the merger and (iii) that the Fund III Funds be merged with and into New REIT on the terms and subject to the conditions set forth in the applicable merger agreement, with New REIT surviving the merger (each of the transactions described in (ii) and (iii), a ‘Primary Fund Merger,’ the transaction described in (i) above, the ‘RLJ Contribution,’ and, collectively, the ‘Primary Transactions’).”

(b)           Section 1.5(a) of the Contribution Agreement is deleted in its entirety and replaced with the following:

“(a)         a number of OP Units equal to taking (A) the product which results from (1) multiplying the RLJ Development Share by (2) the Distributable Equity Value, and dividing it by (B) the IPO Price, rounded down to the nearest whole unit; and”

(c)           Section 1.5(b) of the Contribution Agreement is deleted in its entirety and replaced with the following:

“(b)         assumption by the Operating Partnership of the Assumed Liabilities.”

(d)           Section 1.7 of the Contribution Agreement is deleted in its entirety and replaced with the following:

“Section 1.7           Holdback Fund.  Notwithstanding anything to the contrary contained in this Agreement, at the Effective Time, New REIT shall retain from the Consideration and place into a segregated escrow fund to satisfy the indemnification obligations pursuant to Article 9 (the ‘Holdback Fund’), a number of OP Units, rounded down to the nearest whole unit, equal to (a) the Holdback Percentage, times (b) the number of OP Units to be issued to RLJ Development pursuant to Section 1.5(a) (such units, the ‘Holdback Shares’).”

(e)           Section 2.2(a) of the Contribution Agreement is deleted in its entirety and replaced with the following:

“(a)         As soon as reasonably practicable after the Effective Time, New REIT shall:

“(i)          subject to Section 1.7, cause the Operating Partnership to issue the OP Units constituting the Consideration to RLJ Development;

“(ii)         deliver to RLJ Development an Assignment and Assumption Agreement, in the form attached as Exhibit B (the “Assignment and Assumption Agreement”), duly executed by the Operating Partnership; and

“(iii) deliver to RLJ Development such other certificates, instruments or documents as RLJ Development may reasonably request, as are required pursuant to the provisions of this Agreement or as otherwise are necessary or appropriate to transfer the Contributed Assets and Assumed Liabilities to the Operating Partnership in accordance with the terms and conditions hereof and consummate the transactions contemplated hereby.”

(f)            The phrase “to New REIT” in Section 2.2(b)(iii) of the Contribution Agreement is deleted and replaced with the phrase “to the Operating Partnership”.

(g)           The phrase “in New REIT” in Section 2.2(b)(iv) of the Contribution Agreement is deleted and replaced with the phrase “in the Operating Partnership”.

(h)           Section 2.2(c) of the Contribution Agreement is deleted in its entirety and replaced with the following:

“(c)         Legend.  Any certificate representing OP Units issuable as Consideration shall bear the following legend:

“THE LIMITED PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘SECURITIES ACT’), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES EXCEPT PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.”

(i)            Section 3.5 of the Contribution Agreement is deleted in its entirety and replaced with the following:

“Section 3.5.          Validity of OP Units.  OP Units to be issued pursuant to this Agreement will have been duly authorized by the Operating Partnership and, when issued against the consideration therefor, will be validly issued, free and clear of all Liens created by New REIT or the Operating Partnership.”

(j)            Each instance of the phrase “New REIT Shares” in Section 4.14(a) of the Contribution Agreement is deleted and replaced with the phrase “OP Units.”

(k)           The phrase “and the Operating Partnership” is inserted immediately after each instance of the phrase “New REIT” in Section 4.14(b) of the Contribution Agreement.

(l)            The phrase “nearest whole share” in Section 9.4(a) of the Contribution Agreement is deleted and replaced with the phrase “nearest whole unit”.

(m)          The phrase “nearest whole share” in Section 9.4(b) of the Contribution Agreement is deleted and replaced with the phrase “nearest whole unit”.

(n)           Section 9.5 of the Contribution Agreement is deleted in its entirety and replaced with the following:

“Section 9.5           Earnings.  All dividends and distributions made by the Operating Partnership in respect of OP Units comprising the Holdback Shares, whether in cash, additional OP Units or other property, shall not be part of the Holdback Fund and, instead, shall be property of RLJ Development.  New REIT shall cause the Operating Partnership to distribute all such dividends and distributions on account of OP Units to RLJ Development as soon as reasonably practicable.”

(o)           The following text is inserted after the end of the definition of “Old REIT” and immediately before the definition of “Organizational Documents” on page A-4 of Exhibit A to the Contribution Agreement:

“‘OP Units’ has the meaning set forth in the Recitals to this Agreement.

“‘Operating Partnership’ has the meaning set forth in the Recitals to this Agreement.”

Section 1.2             Miscellaneous.

(a)           No Other Amendments.  Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights contained in the Contribution Agreement, all of which are ratified and confirmed in all respects by the parties hereto and shall continue in full force and effect.

(b)           Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Amendment or the terms of this Amendment to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Amendment via a facsimile (or transmission of a .pdf file) of this Amendment.  In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Amendment.

(c)           Governing Law.  This Amendment shall be governed by and construed in accordance with the internal Laws of the State of Maryland, without regard to the choice of laws provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NEW REIT

RLJ Lodging Trust, a Maryland real estate investment trust

By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
Title: Chief Executive Officer

RLJ DEVELOPMENT

RLJ Development, LLC, a Delaware limited liability company

By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
Title: President

[SIGNATURE PAGE TO AMENDMENT TO CONTRIBUTION AGREEMENT]